Rule 424(b)(3)
                                Registration Statement 333- 33204



                      PROSPECTUS SUPPLEMENT

                      DATED MARCH 13, 2003

                               TO

               PROSPECTUS DATED SEPTEMBER 15, 2000

             _______________________________________


                  ALPHA HOSPITALITY CORPORATION

             _______________________________________

     This Prospectus Supplement, dated March 13, 2003 (the "Supplement"), supplements that certain Prospectus dated September 15, 2000, as supplemented by the Prospectus Supplement dated March 6, 2003 (the "Prospectus") and should be read in conjunction with such Prospectus.

                           CORRECTION

     That certain Prospectus Supplement on Form 424(b)(3) filed by Alpha Hospitality Corporation on March 6, 2003 was filed in error and should be disregarded. The Prospectus dated September 15, 2000 remains in full force and effect, without supplement.

     Please insert this Supplement into your Prospectus and retain both this Supplement and the Prospectus for future reference. If you would like to receive a copy of the Prospectus please write to Alpha Hospitality Corporation's Corporate Secretary at 707 Skokie Boulevard, Suite 600, Northbrook, IL 60062 or call (847) 418-3804.